Exhibit 10.17

March 20, 2015

NGM Biopharmaceuticals, Inc.

630 Gateway Blvd.

South San Francisco, CA 94080

Re: Letter Agreement

Ladies and Gentlemen:

Pursuant to that certain Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated February 18, 2015, by and between Merck Sharp & Dohme Corp. (“Merck”) and NGM Biopharmaceuticals, Inc. (the “Company”), Merck and the Company agree to be legally bound to the terms set forth below. Reference is made to the Research Collaboration, Product Development and License Agreement dated February 18, 2015, by and between Merck and the Company (the “Collaboration Agreement”). Capitalized but undefined terms used herein shall have the meaning set forth in the Collaboration Agreement.

1. Standstill. During the period commencing on the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act of 1933, as amended (the “IPO”) and ending on the earlier of: (x) the date the Company publicly announces its intent to consummate a Change of Control (as defined below), provided such announcement is not made by the Company in response to a violation by Merck of the covenant in Section 1(d) or a prior public disclosure of the intent to consummate such transaction by Merck through no fault of the Company, (y) the termination of the Collaboration Agreement and (z) the expiration of the Initial Research Program Term (the “Standstill Period”), neither Merck nor any of the Representatives (as defined below) of Merck will, in any manner, directly or indirectly, without the prior written consent of the Company:

(a) make, effect, initiate, cause or participate in: (i) any acquisition of Beneficial Ownership (as defined below) of securities of the Company to the extent that such acquisition would result in Merck’s Beneficial Ownership of the Company exceeding 19.9% (the “Maximum Ownership Percentage”); or (ii) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company; provided, however, that notwithstanding the provisions of this Section 1(a), if the number of shares of then outstanding common stock of the Company is reduced or if the ownership percentage of Merck is increased as a result of a repurchase by the Company of shares of common stock, or a stock split, stock dividend or a recapitalization of the Company, Merck shall not be required to dispose of its holdings of shares of the Company’s common stock even though such action resulted in Merck’s Beneficial Ownership increasing;

(b) form, join or participate in a “group” (as described in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) with respect to the Beneficial Ownership of any securities of the Company;

(c) publicly act, alone or in concert with others, to seek to control or influence the management, Board of Directors (the “Board”) or policies of the Company;

(d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this Section 1;

(e) agree or offer to take, or encourage or publicly propose the taking of, any action referred to in clause “(a),” “(b),” “(c)” or “(d)” of this Section 1;

(f) assist, induce or encourage any other Person to take any action of the type referred to in clause “(a),” “(b)”, “(c),” “(d)” or “(e)” of this Section 1; or

(g) enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing.

Notwithstanding the foregoing, nothing in Section 1 above will be construed to preclude, prohibit, restrict or otherwise bar Merck from making confidential, non-public proposals to, or entering into confidential, non-public discussions, negotiations, arrangements or agreements with, the Company and with third parties with the express authorization of the Company, which Merck may request in a confidential, non-public manner, regarding a transaction or matter of the type described in this Section 1, (B) the mere voting in accordance with Section 2 hereof of any voting securities of the Company held by Merck shall not alone constitute a violation of any of this Section 1 and (C) nothing in this Section 1 shall prohibit Merck from proposing to the Company’s Nominating and Corporate Governance Committee (and not pursuant to the advance notice provisions set forth in the Company’s bylaws), in a confidential, non-public manner, potential director candidates for consideration by the Company’s Nominating and Corporate Governance Committee, which candidates Merck believes would be in the best interest of the Company and its stockholders; provided, however, that the Company’s Nominating and Corporate Governance Committee shall not be obligated to approve of any of the potential director candidates proposed by Merck.

2. Voting Obligations. During the period commencing on the date hereof and ending on the earlier of: (x) the termination of the Collaboration Agreement, (y) the expiration of the Initial Research Program Term and (z) the date on which Merck’s Beneficial Ownership of the Company falls below 5% of the then outstanding capital stock of the Company on a fully diluted, as-converted basis (the “Proxy Period”), Merck hereby constitutes and appoints as its proxy and hereby grants a power of attorney to the Chairman of the Board (or, if there is at such time no Chairman of the Board, such other member of the Board as is authorized and delegated by the Board), with full power of substitution with respect to the voting of all matters, to represent and vote all shares of any securities of the Company for which Merck has Beneficial Ownership, in favor of any action recommended by and approved by the majority of the Board. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of Merck and the Company in connection with the transactions contemplated by the Purchase Agreement and Collaboration Agreement, and, as such, each is coupled with an interest and shall be irrevocable unless and until the end of the Proxy Period. Each party shall not hereafter, unless and until the end of the Proxy Period, purport to grant any other proxy or power of attorney with respect to any of Merck’s shares of the Company, deposit any of such shares into a voting trust or enter into any agreement, arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of Merck’s shares of the Company, in each case, with respect to any of the matters set forth herein; provided, however, that the foregoing proxy and power of attorney shall not be provided with respect to the voting of any securities of the Company: (i) in connection with the approval of a Change in Control or liquidation or dissolution of the Company; or (ii) in contravention of any applicable law.

3. Lock-up.

(a) Merck hereby agrees:

(i) during the period commencing on the effective date of the IPO and ending upon the expiration of the Initial Research Program Term (the “Lock-up Period”), it shall not, without the Company’s prior written consent, Dispose (as defined below) of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company (including without limitation, Common Stock or such other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant) (the “NGM Securities”); provided, however, that the foregoing shall not prohibit Merck from: (A) transferring such securities to an Affiliate; or (B) Disposing of any such securities in order to reduce the Beneficial Ownership of Merck to less than the Maximum Ownership Percentage, or such lesser percentage as advised in good faith and in writing by Merck’s certified public accountants that would not require Merck to include in its financial statements its portion of the Company’s financial results, in each case after the date that is 180 days following the effective date of the underwriting agreement in connection with the IPO to the extent such actions are not permitted pursuant to the lock-up restrictions placed upon the Company’s other stockholders in connection with such IPO; and

(ii) in connection with the IPO, it will execute a lock-up agreement with the managing underwriter(s) of the IPO, agreeing that it will not, during the Lock-up Period, without such managing underwriter(s) written consent, undertake any of the actions set forth in Section 3(a) above. The underwriters in connection with the IPO are intended third-party beneficiaries of this subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Merck further agrees to execute such agreements as may be reasonably requested by the managing underwriter(s) in connection with such registration that are consistent with this subsection or that are necessary to give further effect thereto.

(b) Notwithstanding any other provision of this Section 3, this Section 3 shall not prohibit or restrict any Disposition of NGM Securities by Merck in connection with (i) a bona fide tender offer by a Person other than Merck or the Company that is not opposed by the Company’s board of directors and involving a change of control of the Company (as defined in the final sentence of this Section 3(b)); or (ii) an issuer tender offer by the Company; provided, however, that in the event that the tender offer is not completed, the NGM Securities shall remain subject to the restrictions contained in this Section 3. For the purposes of this Section 3(b) only, a “change of control” means the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least twenty percent (20%) of the outstanding voting securities of the Company (or the surviving entity).

(c) Notwithstanding any other provision of this Section 3, this Section 3 shall terminate and have no further force or effect upon the expiration of the Initial Research Program Term.

4. Call Option. Subject to applicable law, including but not limited to any limitations of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the Company hereby grants to Merck, and Merck accepts from the Company, the irrevocable option (the “Call Option”) to acquire from the Company, additional shares of the Company’s Common Stock in a private placement to be consummated concurrently with the closing of the Company’s IPO, priced at the same price as the shares sold in the IPO. The Company will provide Merck with written notice of the proposed price range of the IPO (the “Filing Notice”) as soon as practicable once such range is determined, but in no event less than five (5) business days prior to the date the Company files an amendment to its Registration Statement on Form S-1 containing the proposed pricing range with the Securities and Exchange Commission (the “Filing Date”). Upon receipt of the Filing Notice and at any time on or before the Filing Date, Merck may exercise, by written notice to the Company, the Call Option and commit to purchasing its desired amount of additional shares of the Company’s Common Stock; provided, however, that such purchase would not result in Merck’s ownership percentage of the Company exceeding the Maximum Ownership Percentage as of and including the shares sold in the Base Closing (as defined below). The closing of the sale of the shares to Merck under the Call Option shall occur simultaneously with the closing of the IPO solely with respect to firm-commitment shares purchased by the underwriters (the “Base Closing”).

5. Put Option. Subject to applicable law, including but not limited to any limitations of the Securities Act or the Exchange Act, from the Filing Date to the business day immediately prior to the pricing of the IPO, in the event that Merck has not exercised the Call Option or does not otherwise have an ownership percentage of the Company equal to the Maximum Ownership Percentage, then the Company shall have an irrevocable option (the “Put Option”) to require Merck, pursuant to written notice to Merck, to acquire from the Company additional shares of the Company’s Common Stock (in an amount designated by the Company) in a private placement to be consummated concurrently with the closing of the Company’s IPO, priced at the same price as the shares sold in the IPO; provided, however, that such purchase would not result in Merck’s ownership percentage of the Company exceeding the Maximum Ownership Percentage as of and including the shares sold in the Base Closing. The Company must provide Merck with written notice of its exercise of the Put Option on or before the business day immediately prior to the pricing of the IPO. The closing of the sale of the shares to Merck under the Put Option shall occur simultaneously with the Base Closing.

6. Additional Sales of Common Stock.

(a) First Extension Period. In the event that, pursuant to the Collaboration Agreement, Merck notifies the Company in writing of its desire to extend the Research Program for the First Extension Period pursuant to Section 4.1.3 of the Collaboration Agreement (such notice, the “First Extension Notice”), then Merck shall have the irrevocable option (the “First Extension Option”) to acquire from the Company, and the Company agrees to sell to Merck, $5,000,000 of shares of Common Stock (the “First Extension Shares”) at a per share price of either: (x) the lowest price per share paid by an investor purchasing shares in the Company’s most recent bona fide Preferred Stock financing, if the Company has not yet consummated the IPO; or (y) the last closing trade price for the Company’s Common Stock on the exchange it is listed on the date the Company receives the First Extension Notice, if the Company has consummated its IPO; provided, however, that such purchase would not result in Merck’s ownership percentage of the Company exceeding the Maximum Ownership Percentage as of and including the purchase of the First Extension Shares. The closing of the sale of the First Extension Shares to Merck pursuant to the First Extension Option shall occur on a date mutually agreeable to the Company and Merck, but in no event shall such date be later than 30 days from the date the Company receives the First Extension Notice (thereafter, the First Extension Option shall terminate). Moreover, the Company and Merck hereby agree that the issuance of the First Extension Shares shall be made pursuant to a stock purchase agreement with substantially the same representations and warranties as set forth in the Purchase Agreement.

(b) Second Extension Period. In the event that, pursuant to the Collaboration Agreement, Merck notifies the Company in writing of its desire to extend the Research Program for the Second Extension Period pursuant to Section 4.1.3 of the Collaboration Agreement (such notice, the “Second Extension Notice”), then Merck shall have the irrevocable option (the “Second Extension Option”) to acquire from the Company, and the Company agrees to sell to Merck, $5,000,000 of shares of Common Stock (the “Second Extension Shares”) at a per share price of either: (x) the lowest price per share paid by an investor purchasing shares in the Company’s most recent bona fide Preferred Stock financing, if the Company has not yet consummated the IPO, or (y) the last closing trade price for the Company’s Common Stock on the exchange it is listed on the date the Company receives the Second

Extension Notice, if the Company has consummated its IPO; provided, however, that such purchase would not result in Merck’s ownership percentage of the Company exceeding the Maximum Ownership Percentage as of and including the purchase of the Second Extension Shares. The closing of the sale of the Second Extension Shares to Merck pursuant to the Second Extension Option shall occur on a date mutually agreeable to the Company and Merck, but in no event shall such date be later than 30 days from the date the Company receives the Second Extension Notice (thereafter, the Second Extension Option shall terminate). Moreover, the Company and Merck hereby agree that the issuance of the Second Extension Shares shall be made pursuant to a stock purchase agreement with substantially the same representations and warranties as set forth in the Purchase Agreement.

7. No Waiver. No failure or delay by the Company, Merck or any of its respective Representatives in exercising any right, power or privilege under this letter agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this letter agreement. No provision of this letter agreement can be waived except by means of a written instrument that is validly executed on behalf of each of the Company and Merck that refers specifically to the particular provision or provisions being waived.

8. Successors and Assigns; Applicable Law; Jurisdiction and Venue. This letter agreement will be binding upon the Company, Merck and each of its respective Representatives and their respective heirs, successors and assigns, and will inure to the benefit of the Company, Merck and each of its respective Representatives and their respective heirs, successors and assigns. This letter agreement will be governed by and construed in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws). The Company, Merck and each of its Representatives: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the state and federal courts located in the State of California for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (b) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this letter agreement shall be effective service of process for any action, suit or proceeding brought pursuant to this agreement; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the State of California; and (d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of California has been brought in an inconvenient forum.

9. Miscellaneous.

(a) The term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

(b) The term “Beneficial Ownership” shall have the meaning ascribed to it by Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.

(c) The term “Change of Control” as used in this letter agreement will mean either an “Acquisition” or an “Asset Transfer” as each such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as amended.

(d) The term “Dispose of” as used in this letter agreement will mean to: (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or publicly disclose the intention to make any offer, sale, pledge or disposition; or (y) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership.

(e) The term “Person” as used in this letter agreement will be broadly interpreted to include any individual and any corporation, partnership, entity, group, tribunal or governmental authority.

(f) For purposes of this letter agreement, a party’s “Representatives” will be deemed to include each Person that is or becomes: (i) a subsidiary, officer, director or other Affiliate of such party; or (ii) an employee, partner, attorney, advisor, accountant, agent or representative of such party or of any of such party’s subsidiaries or other Affiliates.

(g) All notices, demands and other communications that may, or are required to, be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid or by email and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, or upon receipt if by email, as the case may be, as set forth for each party on the signature page hereto.

(h) This letter agreement, and the provisions set forth herein, may only be amended, altered, waived or terminated with the written consent of each of Merck and the Company.

(i) The bold-faced captions appearing in this letter agreement have been included only for convenience and shall not affect or be taken into account in the interpretation of this letter agreement.

(j) The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provision of this letter agreement. (k) This letter agreement constitutes the entire agreement between Merck and the Company regarding the subject matter hereof and supersedes any prior agreement between Merck and the Company regarding the subject matter hereof; provided, however, that any agreement or provisions regarding confidentiality between Merck and the Company shall continue in full force and effect.

Agreed and Accepted:

MERCK SHARP & DOHME CORP.

By:	/s/ Kenneth C. Frazier
Title:	Chairman, President and CEO
Address:	2000 Galloping Hill Road
Kenilworth, NJ 07033

NGM BIOPHARMACEUTICALS, INC.

By:	/s/ William J. Rieflin
Title:	CEO
Address:	630 Oakway Blud
South San Francisco, CA 94080

[Signature page to Letter Agreement - Merck]